                                                                      EXHIBIT 13

                          SPANTEL COMMUNICATIONS, INC.

                          PROFORMA CONDENSED COMBINED
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (IN $000'S)


                                               SPANTEL           SPANTEL          PRO FORMA         PRO FORMA
                                           COMMUNICATIONS       BVI, INC         ADJUSTMENTS       AS ADJUSTED
                                           --------------      -----------       -----------       -----------
                                             (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Cash and cash equivalents                  $            -      $       748       $         -       $       748
Due from related parties                                             1,799                               1,799
Accounts and other receivables                                 $     2,516                               2,516
Other current assets                                                    39                 -                39
                                           --------------      -----------       -----------       -----------
 TOTAL CURRENT ASSETS                                   -            5,102                 -             5,102
                                           --------------      -----------       -----------       -----------
Property and equipment, net                             -              685                 -               685
Investments                                             -               91                 -                91
Other assets, net                                       -                -                 -                 -
                                           --------------      -----------       -----------       -----------
TOTAL ASSETS                                            -      $     5,878       $         -       $     5,878
                                           ==============      ===========       ===========       ===========
Accounts payable and accrued expenses      $          729      $     2,125       $      (528)(a)   $     2,326
Due to related parties                                816           10,706                 -            11,522
Other current liabilities                               -               50                 -                50
                                           --------------      -----------       -----------       -----------
 TOTAL CURRENT LIABILITIES                          1,545           12,881              (528)           13,898
                                           --------------      -----------       -----------       -----------
Other liabilities                                       -                -                 -                 -
                                           --------------      -----------       -----------       -----------
                                                        -                -                 -                 -
Common stock, no par value                         13,723                -               528 (a)        14,251
Accumulated other comprehensive income                160                -                 -               160
Deficit                                           (15,428)          (7,003)                -           (22,431)
                                           --------------      -----------       -----------       -----------
 TOTAL SHAREHOLDERS' EQUITY                        (1,545)          (7,003)              528            (8,020)
                                           --------------      -----------       -----------       -----------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                      $            -      $     5,878       $         -       $     5,878
                                           ==============      ===========       ===========       ===========


         The accompanying notes are an integral part of this statement.

                          SPANTEL COMMUNICATIONS, INC.

                          PROFORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                  (IN $000'S)

                                             SPANTEL          SPANTEL          PRO FORMA          PRO FORMA
                                          COMMUNICATIONS     BVI, INC.        ADJUSTMENTS        AS ADJUSTED
                                          --------------     ---------        -----------        -----------
                                           (Unaudited)      (Unaudited)       (Unaudited)        (Unaudited)
REVENUE:
Sales, net                              $              -   $        5,282   $           -      $         5,282
Other                                                  -                -                                    -
                                        ----------------   --------------   -------------      ---------------
 TOTAL REVENUE                                         -            5,282               -                5,282
                                        ----------------   --------------   -------------      ---------------
EXPENSES:
Cost of sales                                          -            3,902                                3,902
Marketing and selling expenses                         -            2,223                                2,223
General and administrative expenses                  219              224                                  443
Depreciation and amortization                          -               92                                   92
Other expenses                                         -            1,140                                1,140
                                        ----------------   --------------   -------------      ---------------
 TOTAL OPERATING EXPENSES                            219            7,581               -                7,800
OTHER INCOME (EXPENSE), NET                            -              308               -                  308
                                        ----------------   --------------   -------------      ---------------
NET LOSS                                $           (219)  $       (1,991)  $           -      $        (2,210)
                                        ================   ==============   =============      ===============
NET LOSS PER SHARE OF COMMON
 STOCK-BASIC AND DILUTED                $          (0.33)                                      $         (0.12)
                                        ================                                       ===============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                           665                                                17,694 (a) and (b)
                                        ================                                       ===============



         The accompanying notes are an integral part of this statement.

                          SPANTEL COMMUNICATIONS, INC.

                           PROFORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (IN $000'S)



                                                SPANTEL          SPANTEL           PRO FORMA        PRO FORMA
                                             COMMUNICATIONS      BVI, INC.        ADJUSTMENTS      AS ADJUSTED
                                             --------------      ---------        -----------      -----------
                                                                (Unaudited)       (Unaudited)      (Unaudited)
REVENUE:
Sales, net                                 $              -   $         2,003   $             -  $          2,003
Other                                                     -                 -                                   -
                                           ----------------   ---------------   ---------------  ----------------
  TOTAL REVENUE                                           -             2,003                 -             2,003
                                           ----------------   ---------------   ---------------  ----------------
EXPENSES:
Cost of sales                                             -             1,768                               1,768
Marketing and selling expenses                            -             4,322                               4,322
General and administrative expenses                       -               118                                 118
Depreciation and amortization                             -               115                                 115
Other expenses                                            -               248                                 248
                                           ----------------   ---------------   ---------------  ----------------
  TOTAL OPERATING EXPENSES                                -             6,571                 -             6,571
OTHER INCOME (EXPENSE), NET                               -              (322)                               (322)
                                           ----------------   ---------------   ---------------  ----------------
NET LOSS                                   $              -   $        (4,890)  $             -  $         (4,890)
                                           ================   ===============   ===============  ================
NET LOSS PER SHARE OF COMMON
  STOCK-BASIC AND DILUTED:                 $              -                                      $          (0.28)
                                           ================                                      ================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                             665                                                17,165 (a)
                                           ================                                      ================

         The accompanying notes are an integral part of this statement.

                          SPANTEL COMMUNICATIONS, INC.
                           (FORMERLY RECEPTAGEN, LTD.)
                       INTRODUCTION TO PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheets and statements of operations reflect the acquisition of Spantel BVI, Inc. ("BVI") by Spantel Communications, Inc., (formerly Receptagen, Ltd.)("Spantel"), through the exchange of stock, as if it had occurred on January 1, 2000. The fiscal year end of Spantel is December 31.

On October 16, 2001, a 10 for 1 reverse stock split was effected.

The acquisition, effective October 23, 2001, was accomplished through the exchange of all of the outstanding common shares of BVI for 16,500,000 shares of Spantel common stock, representing a controlling interest in Spantel. Prior to the acquisition, $528,399 of accounts payable were converted into 528,399 shares of Spantel common stock.

The acquisition of BVI is considered a reverse acquisition and accounted for under the purchase method of accounting. Under reverse acquisition accounting, BVI is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Spantel. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. No adjustments have been made in the pro forma balance sheet to the carrying values of the Spantel assets acquired or liabilities assumed since management believes that their carrying values approximate fair value.

                          SPANTEL COMMUNICATIONS, INC.
                           (FORMERLY RECEPTAGEN, LTD.)
                          NOTES TO PRO FORMA CONDENSED
                       COMBINED CONSOLIDATED BALANCE SHEET

Proforma adjustments include the following:

         (a) Adjustment to record the conversion of $528,399 accounts payable into shares of Spantel common stock.

         (b) Adjustment to record the issuance of 16,500,000 shares of common stock of Spantel for all of the outstanding common stock of BVI, the removal of BVI's deficit, correction of common stock to reflect the cumulative effect of the stock exchange on Spantel's no par common stock.

                          SPANTEL COMMUNICATIONS, INC.
                           (FORMERLY RECEPTAGEN, LTD.)
                          NOTES TO PRO FORMA CONDENSED
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

         (a) The weighted average shares outstanding after the acquisition represents the issuance of 16,500,000 shares of common stock of Spantel to the shareholders of BVI. The weighted average shares outstanding was computed as if the shares issued in connection with the acquisition had been outstanding for the entire period.